Prospectus Supplement filed under Rule 424(b)(3)
                                                      Registration No. 333-84573





                              Prospectus Supplement
                              Dated October 1, 1999

     The Prospectus dated August 13, 1999 relating to the offer for resale of up to $361,000,000 aggregate principal amount of The Interpublic Group of Companies, Inc.'s 1.87% Convertible Subordinated Notes due 2006, and such shares of common stock as may be issued upon conversion of the notes, is hereby supplemented to include the following information in the "Selling
Securityholders" table in the Prospectus Supplement dated August 13, 1999:


                                                                           Principal Amount
                                                                             of Registered
                                  Selling Securityholders                        Notes
-------------------------------------------------------------------------  ----------------
Mainstay Convertible Fund................................................     $2,000,000
Fidelity Financial Trust: Fidelity Convertible Securities Fund (1).......      5,500,000
                                                                              ----------
     Total of Above......................................................     $7,500,000
                                                                              ==========

------------------

(1) Fidelity Financial Trust: Fidelity Convertible Securities Fund is the owner of 30,800 shares of the common stock of The Interpublic Group of Companies, Inc.